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                                                                       EXHIBIT C

PRICEWATERHOUSECOOPERS
________________________________________________________________________________


                                                      PricewaterhouseCoopers LLP
                                                      203 North LaSalle Street
                                                      Chicago, IL  60601-1210
                                                      Telephone (312) 701 5500
                                                      Facsimile (312) 701 6533




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 17 to the Registration Statement of Sentry Variable Life Account I (the "Account") on Form S-6 (File No. 2-98441) of:

      (1) Our report dated February 10, 2000, on our audits of the financial statements of the Account; and

      (2) Our report dated February 18, 2000, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the caption "Experts."



s/ PricewaterhouseCoopers LLP


April 20, 2000